Exhibit 99.1

Natural Alternatives International, Inc.

Announces Carnosyn® Beta-Alanine Licensing Agreement

SAN MARCOS, Calif., March 9/PRNewswire-FirstCall/ — Natural Alternatives International, Inc. (“NAI”) (Nasdaq: NAII), a leading formulator and manufacturer of customized nutritional supplements, and Compound Solutions, Inc. (“CSI”), a science and marketing based distributor of raw materials to the sports nutrition, dietary supplement, food, pharmaceutical and personal care industries, today jointly announced their licensing agreement of the patented Carnosyn® beta-alanine to further develop its use in the dynamic human performance product market. CSI is an importer and distributor of bulk beta-alanine. Under the license agreement, CSI’s customers will receive a sublicense of certain of NAI’s rights to the use, manufacture and sale of products incorporating the patented Carnosyn® beta-alanine. CSI will continue to work with manufacturers of human performance products to drive sales of products with the addition of Carnosyn® beta-alanine. NAI also plans to focus on the development and production of all types of dosage form products using Carnosyn®. Tablets, two piece capsules and powders in many types of packaging are expected to be formulated and manufactured at NAI’s certified manufacturing facilities in both Vista, CA and Lugano, Switzerland.

Barry Titlow, Chief Executive Officer of CSI, stated: “We are very excited about our relationship with NAI. We believe the science behind Carnosyn® is so well documented our clients will be able to reference the studies with total confidence. We intend to continue to ensure superior quality of the bulk beta-alanine and the continuity of the supply chain. We are inspired by the products now on the market that contain Carnosyn® and look forward to the future development of this market.”

Mark LeDoux, Chief Executive Officer of NAI added: “We are very pleased to announce this affiliation because of our longstanding relationship with Barry Titlow and CSI. We plan to aggressively defend our patent estate associated with Carnosyn® beta-alanine, which we believe is based on unsurpassed scientific and intellectual effort and represents a dynamic estate of intellectual property deserving of commercialization without interference. We believe Carnosyn® beta-alanine is truly a breakthrough in performance nutrition. It lends itself well to presentations to consumers in capsule, tablet and compounded form with all sorts of supplement ingredients. We believe there is a large and growing marketplace for Carnosyn® beta-alanine and are ready to assist those willing to use the benefits of the patent estate in a lawful manner.”

The recognition of beta-alanine by athletes of all levels has been underscored by increasing sales of performance products containing Carnosyn® beta-alanine. Controlled studies have demonstrated that carnosine is a highly effective buffer to slow the acidic buildup in exercise stressed muscle, which otherwise could lead to shortened workouts and non-optimal competitive performance. Carnosine synthesis in the body is limited by the availability of beta-alanine. As confirmed in multiple studies, orally delivered Carnosyn® beta-alanine increases muscle tissue levels of carnosine, to provide cellular buffering for significant performance and recovery improvement.

CSI is a unique science and marketing based distributor of fine chemicals known for its concept development and global scope. CSI provides raw materials from highly qualified manufacturers to the sports nutrition, dietary supplement, food, pharmaceutical and personal care industries. CSI is involved from concept presentation, to process and dosage improvements, to marketing programs for its clients.

NAI, headquartered in San Marcos, California, is a leading formulator, manufacturer and marketer of nutritional supplements and provides strategic partnering services to its customers. Our comprehensive partnership approach offers a wide range of innovative nutritional products and services to our clients including: scientific research, clinical studies, proprietary ingredients, customer-specific nutritional product formulation, product testing and evaluation, marketing management and support, packaging and delivery system design, regulatory review and international product registration assistance. For more information about NAI, please see our website at http://www.nai-online.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that are not historical facts and information. These statements represent our intentions, expectations and beliefs concerning future events, including, among other things, our expectations and beliefs with respect to our future financial and operating results, including the amount of our future revenue and profits and our future financial condition, and our ability, as well as that of CSI, to further develop, commercialize, market, sell and manufacture Carnosyn beta-alanine, to successfully defend our intellectual property rights in Carnosyn beta-alanine, and to maintain the quality and continuity of the supply of beta-alanine, as well as future market conditions related to and acceptance of Carnosyn beta-alanine, economic conditions and the impact of such conditions on our business. We wish to caution readers these statements involve risks and uncertainties that could cause actual results and outcomes for future periods to differ materially from any forward-looking statement or views expressed herein. NAI's financial performance and the forward-looking statements contained herein are further qualified by other risks including those set forth from time to time in the documents filed by us with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

SOURCE - Natural Alternatives International, Inc.

CONTACT – Kenneth Wolf, Chief Financial Officer, Natural Alternatives International, Inc., at 760-736-7700 or
investor@nai-online.com.

Web site: http://www.nai-online.com